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                                                                   EXHIBIT 10.12

                               Anthony Servidio
                              3 Hampshire Circle
                          Bronxville, New York 10708


                                          June 9, 1999


International Exchange Networks, Ltd.
c/o IPC Information Systems, Inc.
Wall Street Plaza
88 Pine Street
New York, New York 10004

Attention:  Chairman of the Board
            ---------------------

Gentlemen:

              Reference is made to that certain Amended and Restated Employment Agreement between me and International Exchange Networks, Ltd. dated as of the 18/th/ day of December 1997 (the "Employment Agreement"). I hereby waive enforcement of the provisions of section 3.1 of the Employment Agreement to the extent that such provisions call for me to have a title and position other than Senior Vice President, Sales and agree that section 3.1 of the Employment Agreement shall be enforced as if the words "Executive Vice President" were replaced by the words "Senior Vice President, Sales" therein.

              This letter is intended to be a "waiver" of the provisions of section 3.1 of the Employment Agreement to the extent described in the preceding paragraph and an amendment of section 3.1 of the Employment Agreement, enforceable against me, all as contemplated by section 11.3 of the Employment Agreement.


                                          Very truly yours,

                                          /s/ Anthony Servidio
                                          Anthony Servidio
Accepted and Agreed to:

INTERNATIONAL EXCHANGE NETWORKS, LTD.

By /s/ Charles F. Auster
   -------------------------------------
       Name:  Charles F. Auster
       Title: Executive Vice President and
              Chief Operating Officer


Dated:  June 9, 1999
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